Exhibit 99.1

Spirit AeroSystems Names Jane Chappell to Board of Directors

WICHITA, Kan. – Feb. 26, 2024 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] today announced that Jane P. Chappell will join the company’s Board of Directors, effective Feb. 26, 2024. She will serve on the Corporate Governance and Nominating Committee and the Risk Committee. Chappell has more than four decades of experience, 17 years at the executive level, providing operational and strategic leadership in the defense industry.

“Jane Chappell is an established leader in the American defense and intelligence sectors; we are thrilled that she will serve on Spirit’s Board of Directors,” said Spirit AeroSystems Board Chair Robert D. Johnson. “Her leadership and depth of experience are unparalleled – she will undoubtedly add tremendous value as we grow across our defense and space programs. We look forward to her contributions.”

Chappell serves as CEO of Altamira Technologies, a national security company in the defense and intelligence sectors. She is on the Board of Advisors for Lone Star Analysis. Before Altamira, Chappell was with RTX Corporation (formerly Raytheon) for 36 years. Her service at RTX Corporation culminated with her role as Vice President of GeoSpatial Intelligence Solutions from 2015 to 2019. She partnered with customers and industry teammates in this position to shape markets and drive growth in the intelligence, commercial, and international space ground business.

Chappell was named among Washington Exec’s Top Space Executives in 2023 and one of Washingtonian’s “Tech Titan in 2023.” She won the National Reconnaissance Office Director and National Reconnaissance Office Ground Enterprise Directorate Director’s Gold medal for outstanding contributions to the mission in 2020 and 2019. She earned the Raytheon CEO Leadership Award in 2008.

On the web: www.spiritaero.com
On X: @SpiritAero

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Contacts:

Media:	Joe Buccino
(915) 245-7888
joe.p.buccino@spiritaero.com

Investor Relations:	(316) 523-7040
Ryan Avey
ryan.d.avey@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. We are leveraging decades of design and manufacturing expertise to be the most innovative and reliable supplier of military aerostructures, and specialty high-temperature materials, enabling warfighters to execute complex, critical missions. Spirit also serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "estimate," "expect," "goal," "forecast," "intend," "may," "might," "objective," "outlook," "plan," "predict," "project," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the continued fragility of the global aerospace supply chain; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; our ability and our suppliers' ability or willingness to meet stringent delivery requirements; the impact of significant health events (including the COVID-19 pandemic) on our business and operations; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to complete and integrate acquisitions; demand for our products and services; the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.